SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 1, 2011
Date of report (Date of earliest event reported)
____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  Termination of a Material Definitive Agreement

On August 29, 2011, BioLife Solutions, Inc., (the “Company”) and Roderick de Greef, a director of the Company who has been consulting to the Company by providing oversight over the Company’s financing activities, internal accounting functions and SEC reporting, and assisting in the search for, and reviewing of strategic alternatives, agreed to terminate the Consulting Agreement, dated November 15, 2007, between the Company and Mr. de Greef, effective 90 days from the date of notification.  Mr. de Greef has waived his right to receive any compensation under the Consulting Agreement during the 90 period pending the effectiveness of the termination of the Consulting Agreement. The agreement was terminated in relation to the appointment of Daphne Taylor by the Board of Directors to the position of Vice President, Finance and Administration and Chief Financial Officer on August 17, 2011. Mr. de Greef retains his membership on the Board of Directors of the Company.

 The Consulting Agreement was terminable by either party, without liability, upon 90 days prior written notice.

 The preceding summary of the Consulting Agreement does not purport to be complete and is subject to the full text of the Consulting Agreement, a copy of which was originally filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007.

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Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 1, 2011

BIOLIFE SOLUTIONS, INC.

By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer

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